UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 26, 2010

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industry Drive, Boerne, TX 78006
(Address of principal executive offices)(Zip Code)

(210) 737-6600
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement
Item 3.02  Unregistered Sales Of Equity Securities
Item 5.02  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On August 26, 2010, we entered into a securities purchase agreement with Dawson Holdings, L.P., with an effective date of August 1, 2010 (the “Agreement”).  Pursuant to the Agreement, we sold 1,739,130 shares of our common stock, par value $0.001 per share (the “Common Stock”), Class A Warrants to purchase 3,000,000 of our common stock at $0.40 per share, subject to adjustment, and Class B Warrants to purchase 2,100,000 shares of our common stock at $0.50 per share, subject to adjustment (collectively the “Warrants”) for gross proceeds of $400,000.

The Warrants will expire two years from the date of issuance, subject to extension under certain circumstances.  If at any time prior to the expiration of the Warrants, the market price of our common stock reaches a price of 1.5x the exercise price then in effect of the Warrants, the Company has the right, but not the obligation to demand in writing the exercise of the Warrants by issuing a call notice.  Dawson Holdings, L.P. is not permitted to exercise the Warrants, or parts thereof, if, upon such exercise, the number of shares of common stock beneficially owned by Dawson Holdings, L.P. would exceed 40% of the number of shares of common stock then issued and outstanding.

Pursuant to the Agreement, on August 26, 2010, our Board of Directors voted to appoint Vincent M. Dawson and James E. Dawson as Directors.

Since 2007, James E. Dawson has served as Senior Vice President and Chief Financial Officer of Blackfish, Ltd., where he is responsible for all accounting and administrative duties. Also since 2007, he has served as a Partner of Dawson Holdings, L.P., seeking and analyzing partnership investments.  Prior to these positions, he served as Senior Vice President and Chief Financial Officer of BudCo, Ltd.  James E. Dawson received a Bachelor of Business Administration in Accounting from Texas Tech University, and is a Certified Public Accountant.  He also serves on the Board of Directors of Programming Concepts, Ltd., a privately held educational publishing company, and serves as an officer of GPCI, Inc., a related company to Programming Concepts, Ltd.

Since 2007, Vincent M. Dawson has served as Executive Vice President of Blackfish, Ltd. He has served as Executive Vice President of BudCo, Ltd. since 1990.  In both positions he is involved in the companies’ day to day operations.  He has also served as a partner of Dawson Holdings, L.P. since 2007.  Vincent M. Dawson has a Bachelor of Arts in Philosophy and Economics.

The Common Stock and Warrants were offered and sold in a private placement to an accredited investor without registration under the Securities Act of 1933, as amemded, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The above descriptions of the Agreement and the Warrants do not purport to be complete and each is qualified in its entirety by reference to the full text of those agreements filed as Exhibit 10.1 to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Exhibit

10.1	Securities Purchase Agreement, by and between Tootie Pie Company, Inc. and Dawson Holdings, L.P., dated August 26, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: August 31, 2010	By:	/s/ Don L. Merrill
Don L. Merrill
Chief Executive Officer